Exhibit 99.4

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of the outstanding common shares of LQD Adrenalina, LLC ("ADRE") (a Florida Limited Liability Company) in exchange for 18,000,000 shares of common stock of Basic Services, Inc. ("BICV") (a Nevada Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition of ADRE, which closed on October 26, 2007 was accounted for as a reverse acquisition as the former stockholders of ADRE controlled the voting common shares of the Company immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical unaudited financial statements of BICV and ADRE included in this memorandum.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on December 31, 2006. The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of BICV for the period ended December 31, 2006.





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Basic Services, Inc. (BICV)
Pro Forma Condensed Consolidated Balance Sheet
Expressed in US Dollars
As of December 31, 2006


(Unaudited)
                             Historical    Historical   Pro forma     Pro forma
ASSETS                          BICV           ADRE     Adjustments      BICV
-------------------------------------------------------------------------------
Current assets:
 Cash and cash equivalents   $         1   $   297,801         -    $   297,802
                             ----------    -----------             ------------

  Total current assets                 1     3,923,624         -      3,923,625
                             -----------   -----------             ------------

Property & equipment, net                    2,161,693         -      2,161,693
Intangible assets, net                         256,444                  256,444
                             ----------    -----------             ------------
  Total assets               $        1    $ 6,835,153         -   $  6,835,154
                             ==========  ============   ========   ============

LIABILITIES AND STOCKHOLERS' EQUITY

Current liabilities:
Accounts payable and
   accrued liabilities       $       -     $  590,089          -   $   590,089
Current portion-
   related party notes           5,000        286,094          -       291,094
                             ----------    -----------             ------------
  Total current liabilities      5,000        876,183          -       881,183
                             ----------    -----------             ------------
  Total Liabilities              5,000        876,183          -       881,183
                             ----------    -----------             ------------

Stockholders' equity:

Common stock
   (Members' interest)          10,873     8,978,817           -     8,989,690
Additional paid in capital     (15,547)            -           -       (15,547)
Accumulated deficit               (325)   (3,019,847)          -    (3,020,172)
                             ----------    -----------             ------------

 Total shareholders'/member's
     equity (deficit)           (4,999)    5,958,970          -      5,953,971
                             -----------   -----------             ------------
Total liabilities and
   shareholders' equity      $       1   $ 6,835,154          -    $ 6,835,154
                             ==========  ============   ========   ============

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Basic Services, Inc. (BICV)
Pro Forma Condensed Consolidated Statements of Operations
Expressed in US Dollars
As of September 30, 2007


                                                                    (Unaudited)
                             Historical    Historical   Pro forma     Pro forma
                                BICV         ADRE      Adjustments      BICV
-------------------------------------------------------------------------------
Revenue, net                 $       -     $  2,481,838          -  $ 2,481,838
Cost of revenues                              1,795,601          -    1,795,601
                             -----------  ------------- ----------- -----------
Expenses:

Operating Expenses                    -      4,172,625                4,172,625
                             -----------  ------------- ----------- -----------
Net income (loss)                  (325)    (3,486,388)             (3,486,713)
                             ===========  ============= =========== ===========

Basic and diluted income
  (loss) per common share    $   (0.00)    $   (0.35)               $    (0.18)
                             ===========  ============               ==========
Weighted average number
  of common shares
  outstanding                10,873,750     10,000,000 (1,420,750)*  19,453,000
                             ===========  ============ ===========   ==========



*9,773,750 shares to be cancelled upon reverse acquisition.





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Note 1

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of LQD Adrenalina, LLC pursuant to which LQD Adrenalina, LLC is treated as the continuing entity.

The following share transactions to occur: Cancellation of 9,773,750 common shares of Basic Services, Inc. by the four major shareholders of Basic Services, Inc, upon the reverse acquisition of LQD Adrenalina, LLC and Basic Services, Inc.

Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of LQD Adrenalina, LLC that would affect the pro forma statement of operations.


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